Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
April 30, 2007
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $102 million
Debtors’ Attorneys:
John Wm. Butler, Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate, and truthful to the best of my knowledge. (2)

Date: May 31, 2007	/s/ ROBERT J. DELLINGER
Robert J. Dellinger
Executive Vice President and Chief Financial Officer

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

		Year-to-Date
	Month Ended	January 1 to
	April 30, 2007	April 30, 2007
	(in millions)
Net sales:
General Motors and affiliates	$730	$3,025
Other customers	541	2,075
Non-Debtor affiliates	51	201

Total net sales	1,322	5,301

Operating expenses:
Cost of sales, excluding items listed below	1,303	5,239
Long-lived asset impairment charges	—	157
Depreciation and amortization	42	199
Selling, general and administrative	79	333

Total operating expenses	1,424	5,928

Operating loss	(102)	(627)
Interest expense (contractual interest expense was $34 million and $147 million, respectively)	(24)	(103)
Loss on extinguishment of debt	—	(23)
Other income, net	1	13

Loss before reorganization items, income tax expense, and equity income	(125)	(740)
Reorganization items, net	(13)	(44)
Income tax expense	—	(4)
Equity income from non-consolidated affiliates, net of tax	4	18
Equity income from non-Debtor affiliates, net of tax	68	171

Net loss	$(66)	$(599)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

April 30, 2007
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$25
Restricted cash	109
Accounts receivable, net:
General Motors and affiliates	1,637
Other third parties	1,086
Non-Debtor affiliates	392
Notes receivable from non-Debtor affiliates	355
Inventories, net:
Productive material, work-in-process and supplies	855
Finished goods	281
Other current assets	301

Total current assets	5,041

Long-term assets:
Property, net	1,977
Investments in affiliates	378
Investments in non-Debtor affiliates	3,509
Goodwill	152
Other intangible assets, net	33
Other	318

Total long-term assets	6,367

Total assets	$11,408

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities not subject to compromise:
Debtor-in-possession financing	$3,070
Accounts payable	1,347
Accounts payable to non-Debtor affiliates	460
Accrued liabilities	755

Total current liabilities not subject to compromise	5,632

Long-term liabilities not subject to compromise:
Employee benefit plan obligations and other	705

Liabilities subject to compromise	17,614

Total liabilities	23,951

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,773
Accumulated deficit	(12,510)
Accumulated other comprehensive loss:
Employee benefit plans, excluding non-debtor entities	(2,707)
Other, including employee benefit plans for non-debtor entities	(53)

Total accumulated other comprehensive loss	(2,760)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(12,543)

Total liabilities and stockholders’ deficit	$11,408

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

Month Ended
April 30, 2007
(in millions)
Cash flows from operating activities:
Net loss	$(66)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42
Pension and other postretirement benefit expenses	79
Equity income from unconsolidated affiliates, net of tax	(4)
Equity income from non-Debtor affiliates, net of tax	(68)
Reorganization items	13
Changes in operating assets and liabilities:
Accounts receivable, net	(26)
Inventories, net	(8)
Other assets	(7)
Accounts payable, accrued and other long-term liabilities	43
U.S. employee special attrition program, net of reimbursement by GM	(14)
Pension contributions	(50)
Other postretirement benefit payments, net of reimbursement by GM	(20)
Payments for reorganization items, net	(8)
Other	20

Net cash used in operating activities	(74)

Cash flows from investing activities:
Capital expenditures	(13)
Proceeds from sale of property	2

Net cash used in investing activities	(11)

Cash flows from financing activities:
Net repayments of borrowings under debtor-in-possession facility	(2)
Net repayments of borrowings under other debt agreements	(1)

Net cash used in financing activities	(3)

Decrease in cash and cash equivalents	(88)
Cash and cash equivalents at beginning of period	113

Cash and cash equivalents at end of period	$25

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General — Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases — On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the Chapter 11 Filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. Subsequently, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear and all creditors of the debtor are entitled to attend. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
     On December 18, 2006, the Debtors accepted a proposal for an equity purchase and commitment agreement (the “EPCA”) with affiliates of Appaloosa Management L.P., Cerberus Capital Management, L.P., and Harbinger Capital Partners Master Fund I, Ltd., as well as Merrill Lynch & Co. and UBS Securities LLC (collectively, the “Plan Investors”). Under the EPCA, the Plan Investors agreed to invest up to $3.4 billion in preferred and common equity in the reorganized Delphi to support the Debtors’ transformation plan and its Plan Framework Support Agreement (see definition below). The EPCA is subject to the completion of due diligence, satisfaction or waiver of numerous other conditions (including Delphi’s achievement of consensual agreements with its U.S. labor unions and General Motors Corporation (“GM”) ), and the non-exercise by either Delphi or the Plan Investors of certain termination rights.
     Also on December 18, 2006, the Company entered into a plan framework support agreement (the “PSA”) with the Plan Investors and GM. The PSA outlines certain proposed terms of the Debtors’ anticipated plan of reorganization, including the distributions to be made to creditors and shareholders, the treatment of GM’s claims, the resolution of certain pension funding issues, and the corporate governance of the reorganized Debtors. The PSA as well as the economics and structure of the plan framework itself are expressly conditioned on the Debtors’ reaching consensual agreements with their U.S. labor unions and GM.
     Contemporaneously with the issuance of these announcements on December 18, 2006, the Debtors sought authorization and approval of the EPCA and the PSA. On January 12, 2007, the Court entered an order authorizing the Company to execute, deliver, and implement the agreements.
     On February 28, 2007, the Debtors announced that they and the Plan Investors had entered into an amendment to the EPCA, to extend the date by which the Company, the affiliate of Cerberus Capital Management, L.P. or the affiliate of Appaloosa Management L.P. have the right to terminate the EPCA on account of not having completed tentative labor agreements with Delphi’s principal U.S. labor unions and a consensual settlement of legacy issues with GM. The amendment provides that the day-to-day right to terminate will continue beyond February 28, 2007
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
through a future date to be established pursuant to a 14-day notice mechanism in the amendment. The amendment also extends the deadline to make certain regulatory filings under the federal antitrust laws in connection with the framework transaction. On April 19, 2007, Delphi announced that the Debtors anticipated negotiating changes to the EPCA and the PSA. To date, none of the parties entitled to give notice of termination of the framework agreements has done so, and therefore these agreements remain effective as previously filed until modified or terminated.
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements — The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated affiliates in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor affiliates, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor affiliates” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. The financial statements include the impact of certain adjustments that were identified as a result of the completion of the Company’s consolidated financial statements for the quarter ended March 31, 2007 filed with the United States Securities and Exchange Commission (“SEC”), subsequent to the filing of the March 2007 Monthly Operating Report. These adjustments impacted the April 1, 2007 beginning accumulated deficit balance and include approximately $152 million of asset impairment charges and an $18 million adjustment as a result of the adoption of Financial Accounting Standards Board (“FASB”) Interpretation 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“SFAS 109”), “Accounting for Income Taxes”.” Refer to Long-Lived Asset Impairment Charges and Recently Issued Accounting Pronouncements below for more information. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 that was filed with the SEC.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions — Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor affiliates have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, investments, and payables.
     General Motors and Affiliates — Includes activity with GM and its consolidated subsidiaries. Activity with GM’s non-consolidated affiliates (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Restricted Cash — Primarily includes balances restricted for use for the pre-retirement portion of the special attrition program.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     Property — Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Long-Lived Asset Impairment Charges — In accordance with SFAS 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” Delphi evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimates of future cash flows used to test the recoverability of long-lived assets include separately identifiable undiscounted cash flows expected to arise from the use and eventual disposition of the assets. Where estimated future cash flows are less than the carrying value of the assets, impairment losses are recognized based on the amount by which the carrying value exceeds the fair value of the assets. Delphi recognized asset impairment charges related to long-lived assets held-for use of $157 million in March 2007.
     Contractual Interest Expense — Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes — Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
     In June 2006, the FASB issued FIN 48 which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS 109. The impact of initially applying FIN 48 was recognized as a cumulative effect adjustment increasing the opening balance of accumulated deficit by $18 million.
     Other Postretirement Benefit (Payments) Receipts, Net of Reimbursement by GM — As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, Industrial Division of the Communication Workers of America, AFL-CIO, CLC (the “IUE-CWA”) were eligible to retire as employees of Delphi or flow back to GM and retire. During 2006, approximately 10,000 employees elected to flow back to GM and retire. Although GM agreed to assume the postretirement healthcare and life insurance coverages for these retirees, due to the volume of retirements, GM was unable to immediately transition these retirees to GM healthcare and life insurance plans. Delphi agreed to administer health and life insurance coverage for these retirees during the transition period and GM agreed to reimburse Delphi for its actual costs for providing such coverage. As of April 30, 2007, Delphi’s receivable from GM for these costs was $12 million.
     Pension Contributions — On April 12, 2007, Delphi contributed approximately $50 million to its U.S. defined benefit pension plans. The amount contributed represents the portion of the pension contribution attributable to services rendered by employees of the Debtors in the first quarter of 2007. Under the Employee Retirement Income Security Act and the Internal Revenue Code, a minimum funding payment of approximately $396 million to the U.S. pension plans was due on April 13, 2007. As permitted under chapter 11 of the Bankruptcy Code, however, Delphi contributed only the portion of the contribution attributable to postpetition service. The unpaid portion of the minimum funding payments remains payable as a claim against Delphi and will be determined in Delphi’s plan of reorganization with other claims. Delphi has appointed an independent fiduciary for all of its tax qualified defined benefit pension plans who is charged with pursuing claims on behalf of the plans to recover the minimum funding contribution.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
3. Debtor-in-Possession (“DIP”) Financing
     On January 5, 2007, the Court granted Delphi’s motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated November 21, 2005 (the “Amended DIP Credit Facility”), and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”).
     On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and a second priority term loan of approximately $2.5 billion (“Tranche C” or the “Tranche C Term Loan”).
     The Refinanced DIP Credit Facility carries an interest rate at Delphi’s option of either the Administrative Agent’s Alternate Base Rate plus (i) with respect to Tranche A borrowings, 1.50%, (ii) with respect to Tranche B borrowings, 1.25%, and (iii) with respect to Tranche C borrowings, 1.75%, or London Interbank Borrowing Rate (“LIBOR”) plus (x) with respect to Tranche A borrowings, 2.50%, (y) with respect to Tranche B borrowings, 2.25%, and (z) with respect to Tranche C borrowings, 2.75%. The interest rate period can be set at a two-week or one-, three-, or six-month period as selected by Delphi in accordance with the terms of the Refinanced DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the Refinanced DIP Credit Facility. The Refinanced DIP Credit Facility will expire on the earlier of December 31, 2007 and the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Court. Borrowings under the Refinanced DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     The Refinanced DIP Credit Facility provides the lenders with a perfected first lien (with the relative priority of each tranche as set forth above) on substantially all material tangible and intangible assets of Delphi and its wholly-owned domestic subsidiaries (however, Delphi is pledging only 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the Refinanced DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
     The amount outstanding at any one time under the First Priority Facilities is limited by a borrowing base computation as described in the Refinanced DIP Credit Facility. The borrowing base computation was short of the Refinanced DIP Credit Facility commitment on April 30, 2007. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
     The Refinanced DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as the Facility Availability Amount (as defined in the Refinanced DIP Credit Facility) is equal to or greater than $500 million, compliance with the restrictions on investments, mergers and dispositions of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi which are not guarantors).
     The covenants require Delphi to, among other things, maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on November 30, 2007 at the levels set forth in the Refinanced DIP Credit Facility.
     The Refinanced DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the Refinanced DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
     Also on January 9, 2007 both the $250 million Tranche B Term Loan and the $2.5 billion Tranche C Term Loan were funded and the proceeds were used to extinguish amounts outstanding under the Amended DIP Credit Facility
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
and the Prepetition Facility. Delphi incurred no early termination penalties in connection with the termination of these agreements. However, as a result of the changes in the debt structure and corresponding cash flows related to the refinancing, Delphi expensed $25 million of unamortized debt issuance and discount costs related to the Amended DIP Credit Facility and Prepetition Facility in the first quarter of 2007, of which $23 million was recognized as loss on extinguishment of debt as these fees relate to the refinancing of the term loans and $2 million was recognized as interest expense as these fees relate to the refinancing of the revolver. The Company elected to pay interest on the Tranche B Term Loan at LIBOR plus 2.25% for a three-month period and on the Tranche C Term Loan at LIBOR plus 2.75% for a three-month period. As of April 30, 2007, there was $325 million outstanding under the Revolving Facility and the Company had approximately $99 million in letters of credit outstanding under the Revolving Facility as of that date.
     On March 29, 2007, Delphi entered into the First Amendment to the Refinanced DIP Credit Facility (the “First Amendment”). The First Amendment provides for an amended definition of “Global EBITDAR,” the addition of a two-week LIBOR interest election option and amended monthly Global EBITDAR covenant levels. The amended definition of Global EBITDAR eliminates cash payment limits with respect to restructuring costs from the definition.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

		Year-to-Date
	Month Ended	January 1 to
	April 30, 2007	April 30, 2007
	(in millions)
Professional fees directly related to reorganization	$(16)	$(59)
Interest income	3	15

Total Reorganization Items	$(13)	$(44)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, the official committee of unsecured creditors, the official committee of equity holders, the agents to the Debtors’ debtor-in-possession credit facility and prepetition credit facility (for fees and expenses incurred on or prior to the effective date of the refinancing), and the unions. Professional Fees also include less than $1 million for the month ended April 30, 2007 and $2 million year-to-date of fees for certain legal advisors to GM. Professional Fees for the month ended April 30, 2007 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in October and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to be filed if the claimants were to receive any distribution in the chapter 11 cases. The Debtors notified (including by publication notice) all known actual and potential creditors of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
and Liabilities (as amended) and claims filed by creditors are being investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims.
     The Debtors have received approximately 16,600 proofs of claim, some of which assert, in part or in whole, unliquidated claims. In addition, the Debtors have compared proofs of claim they have received to liabilities they have already scheduled and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts, including approximately $900 million in intercompany claims, and additional unliquidated amounts.
     Although the Debtors have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time. As of May 14, 2007, the Debtors have objected to approximately 12,100 proofs of claim which asserted approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Court has entered orders disallowing approximately 8,800 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. In addition, the Court has entered an order modifying approximately 2,000 claims reducing the aggregate amounts asserted on those claims from $71 million to $62 million, which amounts are subject to further objection by the Debtors at a later date on any basis.
     The Debtors anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled, and that as a result of such objections, the aggregate amount of claims ultimately allowed by the court will be further reduced. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to an order of the Court.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

April 30, 2007
(in millions)
Pension obligations	$4,269
Postretirement obligations other than pensions, including amounts payable to GM	9,239
Debt and notes payable	2,441
Accounts payable	828
Other	837

Total Liabilities Subject to Compromise	$17,614

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED APRIL 30, 2007

	Employee Payroll Taxes	Employer Payroll Taxes
Gross Wages Paid	Withheld	Owed

$181,060,217	$47,501,836	$15,009,387

Note:	As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED APRIL 30, 2007

Payee	Payroll Taxes Paid

Internal Revenue Service	$58,029,306
State of Michigan	8,245,283
City of Flint, MI	91,455
City of Saginaw, MI	77,842
City of Detroit, MI	5,344
City of Grand Rapids, MI	4,947
City of Walker, MI	736
City of Pontiac, MI	723
City of Lansing, MI	239
State of Ohio	6,500,228
City of Dayton, OH	296,478
City of Kettering, OH	201,147
City of Niles, OH	115,700
City of Moraine, OH	95,983
City of Vandalia, OH	79,376
City of Warren, OH	26,104
Ohio School District	25,926
City of Columbus, OH	23,300
City of Norwalk, OH	12,053
City of Bellevue, OH	9,099
City of Elyria, OH	8,669
City of Port Clinton, OH	6,315
City of Newton Falls, OH	4,506
City of Hubbard, OH	4,332
City of Dublin, OH	3,445
City of Huron, OH	3,187
City of Lorain, OH	2,683
City of Troy, OH	1,743
City of Lordstown, OH	1,514
City of Trotwood, OH	1,466
City of Hamilton, OH	1,238
City of Xenia, OH	1,056
City of Canton, OH	820
City of Toledo, OH	814
City of Springfield, OH	795
City of Cincinnati, OH	353
City of Akron, OH	346
City of West Carrollton, OH	300
City of Ontario, OH	268
City of Fairborn, OH	198
City of Mansfield, OH	79
City of Reading, OH	17
State of Indiana	3,213,078
State of New York	1,962,539
State of Alabama	1,528,995
City of Gadsden, AL	15,858
State of Wisconsin	797,254
State of Mississippi	465,617
State of Georgia	129,917
State of Texas	125,854
State of Oklahoma	61,880
State of California	55,153
State of Iowa	28,345
State of Pennsylvania	21,474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED APRIL 30, 2007

Payee	Payroll Taxes Paid

City of Philadelphia, PA	$142
City of Towamencin, PA	36
State of Illinois	20,891
State of Colorado	19,161
City of Denver, CO	906
State of Missouri	11,128
City of Kansas City, MO	1,302
State of South Carolina	10,677
State of Kansas	7,659
State of New Jersey	6,612
State of Oregon	4,855
State of North Carolina	3,282
State of Louisiana	2,829
State of Virginia	2,611
State of Kentucky	2,557
City of Bowling Green, KY	426
State of Arkansas	1,965
State of Arizona	1,897
State of Utah	1,643
State of Maryland	1,350
State of Connecticut	923
State of Minnesota	814
State of Massachusetts	768
State of Washington	716
State of Tennessee	697
State of Delaware	395
State of Vermont	184
State of Florida	4
Inland Revenue Service (UK)	630,571
Country of Switzerland	6,126

Total	$83,034,504

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED APRIL 30, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Howard County, Indiana	Personal Property	$2,520,282	$2,520,282
Okaloosa County, Florida	Personal Property	18,434	18,434
Pima County, Florida	Personal Property	9,591	9,591
Maricopa County, Arizona	Personal Property	2,340	2,340
Boulder County, Colorado	Personal Property	876	876
Screven County, Georgia	Personal Property	484	484
City & County of Denver, Colorado	Personal Property	460	460
City of Boston, Massachusetts	Personal Property	113	113
Howard County, Indiana	Real Property	1,317,700	1,317,700
Orange County, California	Real Property	8,258	8,258
State of Ohio	Use	409,045	409,045
State of Michigan	Use	296,697	296,697
State of Indiana	Use	248,129	248,129
State of New York	Use	111,921	111,921
State of Mississippi	Use	40,456	40,456
Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	35,014	35,014
State of Texas	Use	20,851	20,851
State of Wisconsin	Use	16,625	16,625
Gadsden City, Alabama (Payee ALATAX — Tax Trust Account)	Use	6,262	6,262
State of Georgia	Use	5,937	5,937
Colorado Dept of Revenue	Use	2,149	2,149
Tuscaloosa, County Alabama	Use	2,031	2,031
Etowah County, Alabama (Payee LGREC Inc.)	Use	1,383	1,383
State of Illinois	Use	471	471
Coaling, Alabama (Payee ALATAX — Tax Trust Account)	Use	441	441
Department of the Treasury	Withholding (nonpayroll)	67,522	67,522
State of Ohio	Kilowatt Hour	65,493	65,493
State of Alabama	Seller’s Use	24,454	24,454
State of Alabama	Consumer Use	34,030	34,030
California Franchise Tax Board	Income	33,580	33,580
District of Columbia, Treasurer	Income	100	100
Pennsylvania Department of Revenue	Franchise	1,000	1,000
Connecticut Commissioner of Revenue Services	Franchise	500	500
State of Washington	Business & Occupation	235	235
Colorado Department of Revenue	Utility	190	190
Colorado Department of Revenue	Sales	50	50
South Carolina Department of Revenue	Sales & Use	49	49
State of Michigan	Single Business	2	2

Total		$5,303,155	$5,303,155

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED APRIL 30, 2007

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”
Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor affiliates. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor affiliates. The foreign withholding taxes are required to be withheld by the foreign non-Debtor affiliates and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor facilitates when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED APRIL 30, 2007

Debtor Name	Case Number	Amount(4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	2,914,847
Delphi Medical Systems Texas Corporation	05-44511	1,800,271
Delphi Medical Systems Corporation	05-44529	1,358,217
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	651,934
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	3,694,374
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	10,715,361
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	8,723,298
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	159,654
Delphi International Services, Inc.	05-44583	6,828,852
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	1,965
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	8,152,815
Delphi Diesel Systems Corporation	05-44612	37,259,793
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	167,284
Delphi Integrated Service Solutions, Inc.	05-44623	127,779
Delphi Connection Systems	05-44624	5,762,967
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	140,197,030
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	144,126,992
Delphi Automotive Systems LLC	05-44640	1,392,018,676
Delphi Furukawa Wiring Systems LLC	05-47452	3,014,854
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	—

(4)	Operating expenses for the month ended April 30, 2007 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)